UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  February 10, 2023

AULT ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141

(Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AULT	NYSE American
13.00% Series D Cumulative Redeemable Perpetual Preferred Stock, par value $0.001 per share	AULT PRD	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 8, 2023, Ault Alliance, Inc. (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with Ecoark Holdings, Inc. (“Ecoark”). The Agreement provides that, subject to the terms and conditions set forth therein, Ecoark will acquire all of the outstanding shares of capital stock of the Company’s subsidiary, BitNile.com, Inc. (“BitNile.com”), of which approximately 86% is owned by the Company, and the remaining 14% is owned by minority shareholders (the “Minority Shareholders”), as well as the securities of Earnity, Inc. beneficially owned by BitNile.com (which represents approximately 19.9% of the outstanding equity securities of Earnity, Inc. as of the date of the Agreement), in exchange for the following: (i) 8,637.5 shares of newly designated Series B Convertible Preferred Stock of Ecoark to be issued to the Company (the “Series B Preferred”), and (ii) 1,362.5 shares of newly designated Series C Convertible Preferred Stock of Ecoark to be issued to the to the Minority Shareholders (the “Series C Preferred,” and together with the Series B Preferred, the “Preferred Stock”). The Series B Preferred and the Series C Preferred, the terms of which are summarized in more detail below, each have a stated value of $10,000 per share (the “Stated Value”), for a combined stated value of the Preferred Stock to be issued by Ecoark of $100,000,000, and subject to adjustment, are convertible into an aggregate of 400,000,000 shares of common stock of Ecoark (the “Common Stock”), which represent and pursuant to the Agreement will represent approximately 92.4% of Ecoark’s outstanding Common Stock on a fully-diluted basis. However, pending approval of the transaction by Ecoark’s shareholders, the Preferred Stock combined are subject to a 19.9% beneficial ownership limitation. The Agreement provides that Ecoark will seek shareholder approval (the “Shareholder Approval”) following the closing.

Pursuant to the Certificates of Designations of the Rights, Preferences and Limitations of the Series B Preferred and the Series C Preferred (collectively, the “Preferred Stock Certificates”), each share of Preferred Stock will be convertible into a number of shares of Common Stock determined by dividing the Stated Value by $0.25 (the “Conversion Price”), or 40,000 shares of Common Stock. The Conversion Price will be subject to certain adjustments, including potential downward adjustment if Ecoark closes a qualified financing resulting in at least $25,000,000 in gross proceeds at a price per share that is lower than the Conversion Price then in effect. The holders of Preferred Stock will be entitled to receive dividends at a rate of 5% of the Stated Value per annum from issuance until February 7, 2033 (the “Dividend Term”). During the first two years of the Dividend Term, dividends will be payable in additional shares of Preferred Stock rather than cash, and thereafter dividends will be payable in either additional shares of Preferred Stock or cash as each holder may elect. If Ecoark fails to make a dividend payment as required by the Preferred Stock Certificates, the dividend rate will be increased to 12% for as long as such default remains ongoing and uncured. Each share of Preferred Stock will also have an $11,000 liquidation preference in the event of a liquidation, change of control event, dissolution or winding up of Ecoark, and will rank senior to all other capital stock of Ecoark with respect thereto, except that the Series B Preferred and Series C Preferred shall rank pari passu. Each share of Series B Preferred will be entitled to vote with the Common Stock at a rate of 10 votes per share of Common Stock into which the Series B Preferred is convertible. Other than the voting rights and certain rights granted to the Company relating to amendments or waiver of various negative covenants, the terms, rights, preferences and limitations of the Preferred Stock Certificates are essentially identical.

Under the Agreement, effective at the closing, the Company will be entitled to appoint three members to the board of directors of Ecoark (the “Board”), and following Shareholder Approval, a majority of the Board. The Agreement also provides the holders of Preferred Stock with most favored nations rights in the event Ecoark offers securities with more favorable terms than the Preferred Stock for as long as the Preferred Stock remains outstanding.

Upon the closing, which is subject to the closing conditions set forth in the Agreement, including among other conditions the parties obtaining a fairness opinion from a national independent valuation firm and satisfactory completion of due diligence by each of the Company and Ecoark.

The foregoing descriptions of the Agreement and the Preferred Stock Certificates, do not purport to be complete and are qualified in their entirety by reference to their respective forms which are annexed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.  The foregoing does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to such exhibits.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

Exhibit No.	Description

10.1	Form of Share Exchange Agreement, entered into February 8, 2023
10.2	Form of Series B Preferred Stock Certificate of Designations
10.3	Form of Series C Preferred Stock Certificate of Designations
101	Pursuant to Rule 406 of Regulation S-T, the cover page is formatted in Inline XBRL (Inline eXtensible Business Reporting Language).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AULT ALLIANCE, INC.

Dated: February 10, 2023	/s/ Henry Nisser
Henry Nisser President and General Counsel